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                                                                     Exhibit 5.1

                     WOODS, OVIATT, GILMAN, STURMAN & CLARKE,LLP
                              Suite 700 Two State Street
                              Rochester, New York 14614


                                                          November 4, 1999



ZAP.COM Corporation
100 Meridian Centre, Suite 350
Rochester, New York 14614
Attention: Avram Glazer, President and CEO


              Re:   ZAP.COM Corporation Registration Statement
                    On Form S-1

Dear Mr. Glazer:


        We acted as counsel to ZAP.COM Corporation ("ZAP.COM"), Nevada corporation, in connection with the preparation and filing with the Securities Exchange Commission ("Commission") under the Securities Act of 1933, as amended(the "Act"), of a Registration Statement on Form S-1 (File No. 333-76135)(the "Registration Statement") pursuant to which ZAP.COM is registration(i) 477,747 shares of outstanding ZAP.COM common stock (the "Distribution Shares") for distribution by Zapata Corporation ("Zapata") to its stockholder and (ii) 1,000,000 shares of outstanding ZAP.COM common stock (the "Selling Stockholder Prospectus Shares") held by Zapata for resale to the public as described in the Selling Stockholder Prospectus forming a part of the Registration Statement. This opinion is being furnished in accordance wiht the requirements of Item 601(b)(5) of Regulation S-k under the Act.



        In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):



1. The form of Restated Articles of Incorporation of ZAP.COM approved by ZAP.COM's Board of Directors and sole stockholder;


2. The form of Amended and Restated By-Laws of ZAP.COM approved by ZAP.COM's Board of Directors and sole stockholder;


3. A Certificate of the Vice President--Finance of ZAP.COM with respect to the proceedings of the stockholders and Board of Directors of ZAP.COM taken in connection with the transactions contemplated under the Registration Statement;


4. Resolutions of the Board of Directors of ZAP.COM Board of Directors ("Resolutions") relating to the proceedings taken in connection with the transactions contemplated under the Registration Statement
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5. A specimen certificate representing the Common Stock; and


6. The Registration Statement as filed with the Commission, as on April 13, 1999, as amended by Amendment No. 1 to the Registration Statement, as filed with the Commission on July 2, 1999; Amendment No.2 to the Registration Statement as filed with the Commission on August 6, 1999; Amendment No.3 as filed with the Commission on September 29, 1999; Amendment No.4 filed with the Commission on October 28, 1999 and Amendment No. 5, as filed with the Commission on November 4, 1999 (as so amended, being hereafter refered to as the "Registration Statement")


        In giving our opinion, we have relied as to matters of fact upon certificates of public officials and statements or representations of officers of ZAP.COM. For purposes of this opinion, we have assumed, without any investigation, the genuineness of each signature, the completeness of each document submitted to us as an original and the conformity with originals of each document submitted to us as a copy.

        Our opinion hereafter expressed is based solely upon (a) our review of the Documents, (b) discussions with certain officers of ZAP.COM with respect to the Documents, (c) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein and (d) such review of published sources of law as we have deemed necessary. You should be aware that a partner of our firm serves as corporate secretary for Zapata and ZAP.COM.

        Based upon and subject to the foregoing, we are of the opinion that when(i) the Registration Statement becomes effective under the Act, (ii) the form Restated Articles of Incorporation have been filed with the Nevada Secretary of State, (iii) the form of Amended and Restated By-laws become effective, and (iv) a certificate in the form of the specimen stock certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, representing the Distribution Shares and the Selling Stockholder Shares have been delivered to Zapata and assuming the Resolutions have not been modified, rescinded or supplemented in any manner, the Distribution Shares and the Selling Stockholder Shares shall have been duly and validly authorized by ZAP.COM and be validly issued, fully paid and non assessable.


        Members of our firm are admitted to the Bar of the State of New York and do not opine on any laws except for the State of New York, federal laws and the corporate laws of the State of Nevada. Insofar as any of our opinions herein relate to Nevada corporate law, those opinions are based soley on the opinions of Marshall, Hill, Cassas & de Lipkau delivered to us on this date relating to such matters (a copy of which is annexed hereto as Schedule A) and is subject to the qualifications and limitations stated therein. No opinion is expressed herein with respect to the qualification of the Distribution Shares or the Selling Stockholder Shares under the securities or blue sky laws of any state or any foreign jurisdiction.


        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption
"Legal Matter" in the prospectus contained therein. This consent is not to be construed as an admission that we are a person whose This opinion letter supercedes all prior opine letters which we have provided to you in connection with the Registration Statement.
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consent is required to be filed with the Registration Statement under Section 7 of the Act or the rules and regulations of the Commission.

                              Very truly yours,

                 WOODS, OVIATT, GILMAN, STURMAN & CLARKE LLP

               S//Woods, Oviatt, Gilman, Sturman & Clarke, llp
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                                                                      Schedule A

                        MARSHALL HILL CASSAS & DE LIPKAU
                          333 Holcomb Avenue, Suite 300
                               Reno, Nevada 89502


                                 November 4,1999


Avram Glazer, President
ZAP.COM Corporation
100 Meridian Centre, Suite 350
Rochester, New York  14618

         RE:      ZAP.COM CORPORATION REGISTRATION STATEMENT
                  ON FORM S-1

Dear Mr. Glazer:


         We have acted as special Nevada counsel to ZAP.COM Corporation ("ZAP.COM"), Nevada corporation, in connection with the preparation and filing with the Securities Exchange Commission ("Commission") under the Securities Act of 1933, as amended(the "Act"), of a Registration Statement on Form S-1 (File No. 333-76135) (the "Registration Statement") pursuant to which ZAP.COM is registration (i) 477,742 shares of outstanding ZAP.COM common stock (the "Distribution Shares") for distribution by Zapata Corporation ("Zapata") to its stockholder and (ii) 1,000,000 shares of outstanding ZAP.COM common stock (the "Selling Stockholder Shares") held by Zapata for sale to the public from time to time as described in the selling stockholder prospectus forming a part of the Registration Statement.


         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

         1. The form of Restated Articles of Incorporation and form of Certificate of Amendment to the Articles of Incorporation, both of ZAP.COM, approved by ZAP.COM's Board of Directors and sole stockholders;

         2. The form of Amended and Restated By-Laws of ZAP.COM approved by ZAP.COM's Board of Directors and sole stockholder;

         3. Resolutions by Written Consent of the Board of Directors of ZAP.COM (the "Resolutions") relating to the proceedings taken in connection with the transactions contemplated under the Registration Statement;
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         4. Resolutions by Written Consent of the sole stockholder of ZAP.COM relating to the proceedings taken in connection with the transactions contemplated under the Registration Statement;

         5. A specimen certificate representing the Common Stock; and


         6. The Registration Statement as filed with the Commission, as on April 13, 1999, as amended by Amendment No.1 to the Registration Statement, as filed with the Commission on July 2, 1999; Amendment No.2 to the Registration Statement, as filed with the Commission on August 6, 1999; Amendment No.3 to the Registration Statement, as filed with the Commission on September 29, 1999, Amendment No.4 to the Registration Statement, as filed with the Commission on October 28, 1999, and Amendment No. 5 to the Registration Statement, as filed with the Commission on November 4, 1999 (as so amended, being hereafter referred to as the "Registration Statement").



         As to any documents submitted to us, we have assumed the authenticity of all originals, the genuineness of all signatures on the originals and the conformity to authentic originals of all copies. We have examined such statutes, court decisions, proceedings and other documents and matters of Nevada law as we have considered necessary or appropriate in the circumstances to render the opinions set forth in this letter. As to various questions of fact material to our opinion and certain other matters, we have relied upon the Registration Statement.


         Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Act, (ii) the form Restated Articles of Incorporation and form of Certificate of Amendment to the Articles of Incorporation have been filed with the Nevada Secretary of State, (iii) the form of Amended and Restated By-Laws have been duly adopted and are in effect, and (iv) a certificate in the form of the specimen stock certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, representing that the Distribution Shares and the Selling Stockholder Shares have been delivered to Zapata and assuming the Resolutions have not been modified, rescinded or supplemented in any manner, the Distribution Shares and the Selling Stockholder Shares shall have been duly and validly authorized by ZAP.COM and be validly issued, fully paid and non-assessable.

         We are members of the bar of the State of Nevada and we have made no inquiry into and are not expressing any opinion as to any matter related to the laws of any jurisdiction other than the laws of Nevada.

         We understand that your counsel, Woods, Oviatt, Gilman, Sturman & Clarke LLP, will file an opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We have provided a copy of this opinion to your counsel who will rely on this opinion in giving their opinion. We hereby consent to your counsel's reliance
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on our opinion for that purpose and to the filing of this opinion with the
Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                Very truly yours,

                        MARSHALL HILL CASSAS & DE LIPKAU

                      /S/ Marshall Hill Cassas & de Lipkau